As filed with the U.S. Securities and Exchange Commission on October 29, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRIVARU Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3rd Floor, Genesis House, Unit 18

Genesis Close, George Town

P.O. Box 10655

Grand Cayman, KY1-1006

Cayman Islands

+1 (888) 227-8066

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maxim Group LLC

Chief Executive Officer

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rajiv Khanna, Esq. Norton Rose Fulbright LLP 1301 Avenue of the Americas New York, NY 10019 (212) 318-3168	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-282429

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

Explanatory Note

SRIVARU Holding Limited is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form F-1 (File No. 333-282429), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on October 29, 2024.

The registrant is filing this registration statement for the sole purpose of registering the sale of an additional 35,937,500 units (“Units”), each Unit consisting of one ordinary share, par value $0.01 per share (“ordinary share”) or one pre-funded warrant (“pre-funded warrant”), and one warrant (“warrant”) to purchase one ordinary share, which can be exercisable for two ordinary shares pursuant to an alternative cashless exercise provision. The additional 35,937,500 Units includes 4,687,500 Units that may be sold as part of the underwriters’ option to purchase additional Units. The additional Units that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed in Part II, Item 8 of this registration statement and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Manohar Chowdhry & Associates.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1*	Power of attorney (included in signature pages of the Prior Registration Statement (File No. 333-282429))

107	Registration Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on October 29, 2024.

SRIVARU Holding Limited

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mohanraj Ramasamy	Chief Executive Officer and Director	October 29, 2024
Mohanraj Ramasamy	(principal executive officer)

*	Chief Financial Officer	October 29, 2024
Weng Kiat Leow	(principal financial officer and principal accounting officer)

*	Director	October 29, 2024
Ganesh Iyer

*	Director	October 29, 2024
Mohsen Moazami

*	Director	October 29, 2024
Jonathan Reichental

*	Director	October 29, 2024
Lata Gullapalli

* Signed by Mohanraj Ramasamy pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on September 24, 2024.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, SRIVARU Holding Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States on October 29, 2024.

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	Chief Executive Officer